UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona 85040
(Address of principal executive offices)(Zip Code)
(877)830-0826
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 17, 2023, the Board of Directors (the “Board”) of MedAvail Holdings, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved amendments to the MedAvail Holdings, Inc. Code of Conduct and Ethics (the “Code of Conduct”). The Board amended the Code of Conduct primarily to reflect changes in our business resulting from the sale of our retail pharmacy services business, including amendments that remove references that are specific to healthcare providers and no longer applicable to us. The amendments also add provisions relating to compliance with insider trading laws, antitrust laws and international business laws, and modify provisions governing conflicts of interest to further clarify the circumstances that require disclosure, among other primarily administrative changes. The full text of the Code of Conduct, as amended, is posted on the Corporate Governance portion of our website at https://investors.medavail.com.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: August 17, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer